SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 28, 2008
Date of earliest event reported: March 24, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 West 42nd Street New York, NY		10036
(Address of principal executive offices)		(Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Jill Greenthal and Bradley Singer as Directors
          On March 28, 2008, Martha Stewart Living Omnimedia, Inc. (the “Company”) announced that each of Jill A. Greenthal, a member of the Company’s Audit Committee and Compensation Committee, and Bradley Singer, Chairman of the Company’s Audit Committee, resigned as directors of the Company, effective as of March 24, 2008. No disagreements with the Company were cited by either director in connection with their respective resignations.
(d) Election of Charlotte Beers and Todd Slotkin as Directors
          On March 28, 2008, the Company announced the election of Charlotte Beers and Todd Slotkin as members of the Company’s Board of Directors. Each of Ms. Beers and Mr. Slotkin will serve as a director until the next annual meeting of stockholders or until her or his successor is elected or qualified, or if earlier, until her or his death, resignation or removal. Ms. Beers is not a director of any other reporting company. Mr. Slotkin is a director of Allied Security Holdings, LLC. Mr. Slotkin was appointed Chairman of the Company’s Audit Committee.
          Each of Ms. Beers and Mr. Slotkin will receive compensation as an outside director pursuant to the Company’s standard outside director compensation plan. The Company pays its independent directors an annual retainer of $40,000 for serving on the Board of Directors, payable quarterly in equal installments. Each independent director also receives a meeting fee of $1,000 for each in-person meeting of the Company’s Board of Directors that they attend, and a fee of $500 for each committee or telephonic Board meeting in which they participate. Twenty-five percent of each director’s fees will be paid in shares of the Company’s Class A Common Stock, and the remaining 75% of such fees may be paid either in shares or in cash, at the election of the director. All of the Company’s directors receive reimbursement of expenses incurred in connection with participation in Board and committee meetings. Additionally, the Chairman of any committee of the Company’s Board of Directors receives an additional $7,000 annually.
          The press release related to the election of Ms. Beers and Mr. Slotkin is attached as an exhibit to this Form 8-K.
Item 8.01. Other Events
          In connection with Ms. Greenthal’s resignation as a director of the Company, Rick Boyko, currently a director of the Company and a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee, was appointed to the Company’s Audit Committee. Mr. Slotkin will replace Mr. Singer as Chairman of the Audit Committee. Mr. Singer has agreed to make himself available to the Company’s Board of Directors and the Audit Committee without compensation on an as-needed basis to assist with a smooth transition to the new members.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated March 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: March 28, 2008	By:	/s/ Gregory E. Barton Gregory E. Barton General Counsel

INDEX OF EXHIBITS

(d)	Exhibit	Description

	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated March 28, 2008